EXHIBIT 10.3

$5,980,000.00
March 24, 2020 (the “Effective Date”)

Secured Promissory Note

FOR VALUE RECEIVED, the undersigned, GWL 20 EAST HALSEY LLC, a Delaware limited liability company (the “Borrower”), whose address is 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552, promises to pay FIVE MILLION NINE HUNDRED EIGHTY THOUSAND DOLLARS AND NO CENTS ($5,980,000.00), together with interest according to the terms of this Secured Promissory Note (this “Note”), to the order of TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation (together with its successors and assigns, the “Lender”), whose address is c/o AEGON USA Realty Advisors, LLC, Mortgage Loan Department – 3B-CR, 6300 C Street SW, Cedar Rapids, Iowa 52499. Capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Mortgage, as defined in Section 12 below.

1.	CONTRACT INTEREST RATE

The principal balance of this Note shall bear interest at the rate of the lesser of (i) Three and Forty-Five One Hundredths percent (3.45%) per annum (the “Note Rate”) and (ii) the maximum interest rate allowed by law, as described in Section 24 below. Interest shall accrue based on twelve thirty-day months.

2.	SCHEDULED PAYMENTS
2.1	Prepayment of Interest for the Month of Funding

Unless the funding of the loan evidenced by this Note (together with all additional charges, advances and accruals, the “Loan”) occurs on the first day of a calendar month, the Borrower shall prepay, on the date of the funding, interest due from the date of the funding through and including the last day of the calendar month in which the funding occurs.

2.2	Monthly Payments
(a)

Interest-Only Payments. Commencing on the first day of May, 2020 and on the first day of each subsequent calendar month through and including the first day of April, 2022 (the “Interest-Only Period”), the Borrower shall remit to the Lender an interest-only payment equal to all accrued Note Rate interest on the on the outstanding principal balance of the Note.

(b)

Principal and Interest Payments. On the first day of May, 2022 and on the first day of each subsequent calendar month through March, 2030, the Borrower shall pay an installment in the amount of Twenty Nine Thousand Seven Hundred Seventy Seven Dollars and Seventeen Cents ($29,777.17). Monthly installments of principal and interest shall be made when due, regardless of the prior acceptance by the Lender of unscheduled payments.

2.3	ACH Payments

The Borrower shall cause regular monthly payments to be made using the Automated Clearing House (ACH) system.

2.4	Final Payment

The Loan shall mature on the first day of April, 2030 (the “Maturity Date”), when the Borrower shall pay its entire principal balance, together with all accrued interest and any other amounts owed by the Borrower under this Note or under any of the other documents entered into now or in the future in connection with the Loan (the “Loan Documents”).

Secured Promissory Note-1-

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

3.	BALLOON PAYMENT ACKNOWLEDGMENT

The Borrower acknowledges that the scheduled monthly debt service payments referred to in Section 2.2 will not amortize fully the principal sum of this Note over its term, resulting in a “balloon” payment at maturity. Any future agreement to extend this Note or refinance the Indebtedness it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

4.	APPLICATION OF MONTHLY PAYMENTS

When the Lender receives a monthly payment, the Lender shall apply it to interest in arrears for the previous month, and, after the Interest-Only Period, first to interest in arrears for the previous month and then to the amortization of the principal amount of this Note, unless other amounts are then due under this Note or the other Loan Documents. If other amounts are due when a regular monthly payment is received, the Lender may, at its discretion, place the amount received into a “suspense” account pending receipt of all amounts owed with respect to the Indebtedness or may apply it to any amount owed with respect to the Indebtedness, at its sole and absolute discretion.

5.	DEFAULT INTEREST

If a Default exists (as defined in Section 9 below) the outstanding principal balance of this Note shall, at the option of the Lender, bear interest at a rate (the “Default Rate”) equal to the lesser of (i) ten percent (10%) per annum over the Note Rate and (ii) the Maximum Permitted Rate. If interest has accrued at the Default Rate during any period, the difference between such accrued interest and interest which would have accrued at the Note Rate during such period shall be payable on demand. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the Indebtedness as a principal prepayment without premium, retroactively, as of the date of receipt, or returned to the Borrower if the Indebtedness has been fully paid.

6.	Grace Period and Late Charge

If the Lender does not receive any scheduled monthly debt service payment on or before the tenth (10th) day of the calendar month in which it is due, the Lender will send the Borrower written Notice that a late charge equal to five percent (5%) of the late payment has accrued. The Borrower shall pay any such late charge with the next scheduled monthly payment following the month during which the late payment was scheduled to have been received. Interest on unpaid late charges shall, at the Lender’s discretion, accrue at the Note Rate beginning on the first day of the calendar month following their accrual. If the Loan is accelerated under Section 10 due to a monthly payment default, and the Lender seeks to collect interest at the Default Rate under Section 5 in respect of the interest accrual period related to which any delinquent monthly payment relates, then the late charge accrued with respect to the related delinquent monthly payment shall be deemed to have been waived by the Lender.

7.	PREPAYMENT

Subject to the terms of the Loan Agreement, this Note may be prepaid in whole upon not less than thirty (30) days’ prior written Notice to the Lender. At the time of any prepayment, the Borrower shall pay all accrued interest on the principal balance of this Note and all other sums due to the Lender under the Loan Documents. In addition, unless the prepayment is a “Permitted Par Prepayment” (as defined in Section 8 below), the Borrower shall remit together with any prepayment a premium (the “Prepayment Premium Amount”) equal to the greater of (A) one percent (1%) of the prepayment amount and (B) the amount (the “Yield Protection Amount”) calculated in accordance with the next succeeding paragraph of this Note.

Unless the one percent minimum prepayment premium applies, the “Prepayment Premium Amount” is the amount by which the present value of scheduled Loan payments (the “Total Present Value”) on the prepaid indebtedness exceeds the prepaid amount. To determine the Total Present Value, each of the scheduled

Secured Promissory Note-2-

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

payments to be made under the terms of this Note, including the “balloon” payment due at this Note’s maturity, shall be discounted to its present value as of the prepayment date. For this purpose, the Lender shall use a discount rate equal to the interest rate on a hypothetical instrument which, assuming monthly compounding of interest, would produce a yield (as published by The Wall Street Journal on its website, or if The Wall Street Journal ceases to publish such yields, as published by another public source of information nationally recognized for accuracy in the reporting of the trading of governmental securities) equal to the interpolated average yield of U.S. Government Securities/Treasury Constant Maturities having the same average life as the remaining average life of the Loan (the “Prepayment Treasury Rate”). The Lender shall interpolate the yield on a straight-line basis.

The Prepayment Treasury Rate shall be determined as of five (5) Business Days before the date of the prepayment. The sum of these present value amounts equals the Total Present Value of a prepayment in full. If the prepayment is a partial prepayment, the Total Present Value equals the sum of these present value amounts multiplied by a fraction, the numerator of which is the principal amount to be prepaid and the denominator of which is the principal balance of the Loan as of the date of prepayment.

Voluntary partial prepayments shall be prohibited.

The Prepayment Premium Amount constitutes liquidated damages to compensate the Lender for reinvestment costs, lost opportunity costs, and the loss by the Lender of its bargained-for investment in the Loan. The Borrower agrees that such liquidated damages are not a penalty but are a reasonable estimate in good faith of the actual damages sustained by the Lender as a result of such prepayment, which actual damages are impossible to ascertain with precision.

8.	PERMITTED PAR PREPAYMENTS

The Lender shall not charge a prepayment premium on certain prepayments (the “Permitted Par Prepayments”). Permitted Par Prepayments include:

(a)	any prepayment in full of the Loan made no more than ninety (90) days before the Maturity Date; and
(b)

any prepayment made as the result of the Lender’s election to apply insurance or condemnation proceeds to the principal balance of this Note or to achieve any required loan to value ratio that is a prerequisite to the Borrower’s rights to obtain and to use such proceeds.

9.	DEFAULT

A default on this Note (“Default”) shall exist if (a) the Lender fails to receive any required debt service payment on or before the tenth (10th) day of the calendar month in which it is due, (b) the Borrower fails to pay the matured balance of this Note on the Maturity Date or (c) a “Default” exists as defined in any other Loan Document. If a Default exists and the Lender engages counsel to collect any amount due under this Note or if the Lender is required to protect or enforce this Note in any probate, bankruptcy or other proceeding, then any expenses incurred by the Lender in respect of the engagement, including the reasonable fees and reimbursable costs and expenses of counsel and including such costs and fees which relate to issues that are particular to any given proceeding, shall constitute Indebtedness, shall be payable on demand, and shall bear interest at the Default Rate. Such fees, costs and expenses include those incurred in connection with any action against the Borrower for a deficiency judgment after a foreclosure or trustee’s sale of the Real Property under the Mortgage, including all of the Lender’s reasonable attorneys’ fees, costs and expenses and all property appraisal costs and witness fees.

10.	ACCELERATION

If a Default exists, the Lender may, at its option, declare the unpaid principal balance of this Note to be immediately due and payable, together with all accrued interest on the Indebtedness, all costs of collection

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GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

(including reasonable attorneys’ fees, costs and expenses) and all other charges due and payable by the Borrower under this Note or any other Loan Document. If the subject Default has arisen solely from a failure by the Borrower to make a regular scheduled monthly debt service payment, the Lender shall not accelerate the Indebtedness unless the Lender shall have given the Borrower advance Notice of its intent to do so and a cure period of at least three (3) Business Days.

If the subject Default is a Curable Non-Monetary Default, the Lender shall exercise its option to accelerate only by delivering Notice of acceleration to the Borrower. The Lender shall not deliver any such Notice of acceleration until (a) the Borrower has been given any required Notice of the prospective Default and (b) any applicable cure period has expired.

11.	PREPAYMENT FOLLOWING ACCELERATION

Any Default resulting in the acceleration of the Indebtedness shall be conclusively presumed to be an attempt to avoid the provisions of Section 7 of this Note, which prohibit prepayment or condition the Lender’s obligation to accept prepayment on the payment of a prepayment premium. Accordingly, if the Indebtedness is accelerated, the Borrower agrees to pay the prepayment premium that would have been applicable under Section 7 (calculated from the date of acceleration through the Maturity Date).

12.	SECURITY

This Note is secured in part by a Mortgage, Security Agreement and Fixture Filing (the “Mortgage”) granted by the Borrower to the Lender, conveying certain real property (the “Real Property”) located in Morris County, New Jersey, and granting a security interest in certain fixtures and personal property, the Related Mortgage and by an Absolute Assignment of Leases and Rents made by the Borrower to the Lender, assigning the landlord’s interest in all present and future leases (the “Leases”) of all or any portion of the Real Property encumbered by the Mortgage. Reference is made to the Loan Documents for a description of the security and rights of the Lender. This reference shall not affect the absolute and unconditional obligation of the Borrower to repay the Loan in accordance with its terms.

13.	RECOURSE TO BORROWER

The Lender agrees that it shall not seek to enforce any monetary judgment with respect to the Indebtedness against the Borrower except through recourse to the Property (as defined in the Mortgage) or the Related Parcel (as defined in the Mortgage), unless the obligation from which the judgment arises is one of the “Carveout Obligations” defined in Section 14 below.

14.	CARVEOUT OBLIGATIONS

The “Carveout Obligations” are (a) the obligation to repay any portion of the Indebtedness that arises because the Lender has advanced funds or incurred expenses in respect of any of the “Carveouts” (as defined below), (b) the obligation to repay the entire Indebtedness, if the Lender’s exculpation of the Borrower from personal liability under this Section has become void as set forth below, (c) the obligation to indemnify the Lender in respect of its actual damages suffered in connection with any of the Carveouts, and (d) the obligation to defend and hold the Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts.

14.1	The Carveouts

The “Carveouts” are:

(a)	Fraud or material written misrepresentation by the Borrower, the Key Principal, the Carveout Obligor or any of their respective employees, officers or directors.
(b)	Waste of the Real Property (which shall include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the

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GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence).
(c)	Misappropriation of tenant security deposits (including proceeds of tenant letters of credit), insurance proceeds or condemnation proceeds.
(d)

Failure to turn over to the Lender all tenant security deposits and tenant letters of credit required to be held by the Borrower under the terms of the Leases of the Real Property on or prior to the date on which the Lender receives title to the Real Property following the foreclosure of its lien or by delivery of the deed in lieu of foreclosure except, if applicable, to the extent any such security deposits were previously applied in accordance with the terms of the applicable Lease.

(e)

Failure to pay property taxes, assessments or other lienable impositions to the taxing authority prior to their due date or to the Lender to the extent such Impositions have accrued on the earlier of (i) the date the Lender receives a Qualified Offer, provided that the Borrower does not default in fulfilling the terms of an accepted Qualified Offer, and (ii) the date the Lender or its designee (or a third party purchaser at a foreclosure sale) receives title to the Real Property following the foreclosure of its lien or by delivery of the deed in lieu of foreclosure (or such earlier date, the “Cut-Off Date”); provided, further, that there shall be no liability under this subparagraph if the Borrower has made required deposits into the Escrow Fund in respect of such taxes, assessments or impositions and the Lender fails to make payment from the Escrow Fund.

(f)

Failure to maintain insurance coverage that meets the requirements set forth in the Loan Documents, to the extent of damages arising through the Cut-Off Date, even if the Lender has accepted coverage furnished by a tenant under a Key Lease (or any other Person) that does not meet such requirements, and even if the Lender does not receive insurance proceeds in accordance with the Loan Documents as the result of conflicting provisions of a Key Lease; provided, however, that there shall be no liability under this subparagraph if the Borrower has made required deposits into the Escrow Fund in respect of such insurance coverage and the Lender fails to make payment from the Escrow Fund.

(g)	The cost to the Lender of the forced placement of insurance, as permitted under the Loan Documents.
(h)	Failure to pay to the Lender all Termination Payments.
(i)	Failure to pay to the Lender all Rents, income and profits, net of reasonable and customary operating expenses, received in respect of a period when the Loan is in Default.
(j)	The actual out-of-pocket expenses of enforcing the Loan Documents following Default, not including expenses incurred after the Lender has received a Qualified Offer.
(k)	Executing, terminating or amending a Lease of the Real Property in violation of the Loan Documents.
(l)	Any liability of the Borrower under the Environmental Indemnity Agreement.
(m)	The Guarantor fails to provide the Lender, within five (5) Business Days of a Trigger Event, an executed version of the Related Guarantee.

Secured Promissory Note-5-

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

14.2	Exculpation Void

The Lender’s exculpation of the Borrower from personal liability for the repayment of the Indebtedness shall be void without Notice if any of the following occurs:

(a)	The Borrower voluntarily transfers all or any portion of the Property or creates any material voluntary lien on the Property in violation of the Loan Documents.
(b)	The Borrower causes or allows the filing of an involuntary bankruptcy petition under Title 11 of the United States Code in collusion with creditors other than the Lender.
(c)

The Borrower files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), and such Borrower has not made a Qualified Offer prior to the filing.

(d)	After the Lender accepts a Qualified Offer, the Borrower defaults in fulfilling the terms of the accepted Qualified Offer.
15.	SEVERABILITY

If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

16.	WAIVER

Except to the extent that such rights are expressly provided in this Note, the Borrower waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, dishonor and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. Without affecting the liability of the Borrower under this Note, the Lender may release any of the Property, grant any indulgence, forbearance or extension of time for payment, or release any other Person now or in the future liable for the payment or performance of any obligation under this Note or any of the Loan Documents.

The Borrower further (a) waives any homestead or similar exemption; (b) waives any statute of limitation; (c) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the Indebtedness; (d) waives any right to require a marshaling of assets; and (e) to the extent not prohibited by applicable law, waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

17.	VARIATION IN PRONOUNS

All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

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GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

18.	WAIVER OF JURY TRIAL

THE BORROWER AND THE LENDER EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AND THE LENDER EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

19.	OFFSET RIGHTS

In addition to all liens upon and rights of setoff against the money, securities, or other property of the Borrower given to the Lender by law, the Lender shall have a lien upon and a right of setoff against all money, securities, and other property of the Borrower, now or hereafter in possession of or on deposit with the Lender, whether held in a general or special account or deposit, or safe-keeping or otherwise, and, following a Default, every such lien and right of setoff may be exercised without demand upon, or notice to the Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Lender.

20.	COMMERCIAL LOAN

The Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the proceeds of the Loan will be used solely in connection with such purposes.

21.	REPLACEMENT OR BIFURCATION OF NOTE

If this Note is lost or destroyed, the Borrower shall, at the Lender’s request, execute and return to the Lender a replacement promissory note identical to this Note, provided the Lender delivers to the Borrower an affidavit to the foregoing effect. Upon delivery of the executed replacement note, the Lender shall indemnify the Borrower from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section 21 shall result in a novation of the Borrower’s obligations under this Note. In addition, the Lender may at its sole and absolute discretion require that the Borrower execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Borrower’s obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Lender shall return this Note to the Borrower marked to evidence its cancellation.

22.	GOVERNING LAW

This Note shall be construed and enforced according to, and governed by, the laws of New Jersey without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

23.	TIME OF ESSENCE

In the performance of the Borrower’s obligations under this Note, time is of the essence.

24.	AGREEMENT CONCERNING INTEREST

The provisions of this Note and of the Mortgage now or hereafter existing are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under New Jersey law. If, from any circumstances whatsoever, the performance or fulfillment of any provision of this Note, or of the

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GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

Mortgage, at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance, the Lender shall ever receive anything of value which is deemed to be interest by New Jersey law which would exceed the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount of this Note or on account of any other principal Indebtedness of the Borrower to the Lender and to the payment of interest thereon or, if such excessive interest exceeds the unpaid balance of principal of this Note and such other Indebtedness, such excess shall be refunded to the Borrower.

25.	NO ORAL AGREEMENTS

THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.

[SIGNATURE APPEARS ON THE NEXT PAGE]

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GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal as of the Effective Date.

BORROWER

GWL 20 EAST HALSEY LLC, a Delaware limited liability company

By:  GTJ Realty, LP, a Delaware limited partnership, its Sole Member and Sole Manager

By:  GTJ GP, LLC, a Maryland limited liability company, its General Partner

By:  GTJ REIT, Inc., a Maryland corporation, its Sole Member and Sole Manager

By:  /s/ Paul A. Cooper

Paul A. Cooper

Chief Executive Officer

[Signature Page – Secured Promissory Note]

Secured Promissory Note-9-

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104